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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 10, 2005

                          ADM TRONICS UNLIMITED, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     000-17629               22-1896032
            --------                     ---------               ----------
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                 File Number)         Identification No.)

             224 South Pegasus Avenue, Northvale, New Jersey 07647
              (Address of principal executive offices) (Zip Code)


                                 (201) 767-6040
                         Registrant's Telephone Number


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 2.03.        CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN INDIRECT
                  OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF
                  REGISTRANT.

         See Item 3.02 below.

ITEM 3.02.        UNREGISTERED SALE OF EQUITY SECURITIES.

         On February 11, 2005, ADM Tronics Unlimited, Inc. (the "Company") completed a private placement financing (the "Private Placement") to institutional investors. In connection with the Private Placement, which closed on February 10, 2005 with respect to $2,250,000 and on February 11, 2005 with respect to $200,000, the Company and its majority-owned subsidiary, Ivivi Technologies, Inc., a New Jersey corporation (formerly AA Northvale Medical Associates, Inc.) ("Ivivi"), realized aggregate gross proceeds of $2,450,000 and net proceeds of approximately $2,165,000 from the sale of an aggregate principal amount of 6% unsecured convertible promissory notes (the "Notes") issued jointly and severally by the Company and Ivivi. The Notes are due and payable five years from the date of issuance, unless earlier converted. The Notes bear interest at 6% per annum and under certain circumstances, the principal and accrued interest on the Notes will either be: (i) convertible into the Company's common stock at $.29 per share or (ii) convertible into Ivivi's common stock at $8.30 per share. For each Note in the principal amount of $100,000 issued in the Private Placement, one warrant for the purchase of up to 344,828 shares of the Company's common stock at $.41 per share (the "Company Warrant") and one warrant for the purchase of up to 12,048 shares of Ivivi's common stock at $5.70 per share (the "Ivivi Warrant") were issued. Each of the Company Warrants and the Ivivi Warrants provides that in addition to paying the exercise price, the holder must surrender the non-exercised warrant (i.e., either the Company Warrant or the Ivivi Warrant).

         Maxim Group, LLC, an NASD member firm, acted as exclusive placement agent ("Agent") with respect to the Private Placement and received cash commissions of 8%, a non-accountable expense allowance of 3%, and warrants to purchase securities of each of the Company and Ivivi and expense reimbursements for the $2,250,000, which closed on February 10, 2005, and received no cash commission, non-accountable expense allowance or warrants with respect to the $200,000 received in the Private Placement on February 11, 2005. In connection with the closing of the Private Placement that occurred on February 10, 2005, the Agent received an aggregate of approximately $247,500 in commissions, fees and other expense reimbursements and received warrants for the purchase of: (i) up to 620,690 shares of the Company's common stock at an exercise price of $0.29 per share, (ii) up to 620,690 shares of the Company's common stock at an exercise price of $0.41 per share, (iii) up to 21,687 shares of Ivivi's common stock at an exercise price of $8.30 per share and (iv) up to 21,687 shares Ivivi's common stock at an exercise price of $5.70 per share.

         The Company and Ivivi have executed registration rights agreements with the investors, which require the registration under the Securities Act of 1933, as amended (the "Act") of the securities sold in the Private Placement.

         These securities were issued in a private placement of securities exempt from registration under the Act, pursuant to Section 4(2) of the Act. Each of the investors represented to the Company that it was an "accredited investor." The Company will arrange for the certificates representing such securities to be legended and subject to stop transfer restrictions pending completion of the planned registration of the shares underlying the securities issued in the Private Placement for resale. The Company did not engage in any form of general solicitation or general advertising in connection with this issuance.

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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         Exhibit No.          Description
         -----------          -----------
         4.1                  Form of Company Warrant
         4.2                  Form of Ivivi Warrant
         4.3                  Form of Note


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ADM Tronics Unlimited, Inc.


                                             By: /s/ Andre' DiMino
                                                 -------------------------------
                                             Name:  Andre' DiMino
                                             Title: President

Dated: February 14, 2005